EXHIBIT 10.1

EMPLOYMENT AGREEMENT

This EMPLOYMENT AGREEMENT (this “Employment Agreement”) is made and entered into as of October 27, 2015, by and among The Citizens Bank of Logan (the “Bank”), Citizens Independent Bancorp, Inc. (“Citizens”) (the Bank and Citizens shall be collectively referred to herein as “Company”) and Daniel Charles Fischer (“Executive”).

WHEREAS, Executive wishes to be employed by Company; and

WHEREAS, Company wishes to employ Executive subject to all of the terms and conditions hereinafter set forth;

NOW, THEREFORE, in consideration of Executive’s continued employment by Company, and other good and valuable consideration, the sufficiency of which is hereby acknowledged, and intending to be legally bound hereby, Company and Executive agree as follows:

1.	EMPLOYMENT TERMS AND DUTIES

1.01	EMPLOYMENT

Company hereby employs Executive, and Executive hereby accepts employment by Company, as the President and CEO of both the Bank and Citizens, upon the terms and subject to the conditions set forth in this Employment Agreement.

1.02	TERM

This Employment Agreement will be effective on the date set forth in the first paragraph of this Agreement (the “Effective Date”).  The term of Executive’s employment under this Employment Agreement shall begin on the “Effective Date” and end when terminated pursuant to the terms of this Agreement (the “Term”).   The parties agree that Appendix I remains in full force and effect during and after the Term.

1.03	DUTIES AND AUTHORITY

Executive shall be employed as the President and CEO of the Bank and Citizens and shall perform the duties customarily associated with Company’s various businesses (“Business”) as well as any other duties assigned to Executive by the Board of Directors of the Bank and/or Citizens.  Executive shall report directly to and be subject to the supervision, advice and direction of the Board of Directors of the Bank and Citizens.  Executive shall: (a) devote his entire business time, attention, skill and energy exclusively to the Business; (b) serve Company faithfully, diligently and to the best of his ability; (c) use his best efforts to promote the success of the Business; and (d) cooperate fully with  Company’s Board of Directors (“Board”) in the advancement of the best interests of Company.

Executive shall not, without the prior written consent of the Board of Directors of the Bank and Citizens, do anything or permit anything to be done at his direction inconsistent with his duties to Company or opposed to its best interests, or become an officer, director, Executive or consultant of, or otherwise become associated with or engaged in, any business other than that of Company.

2.	COMPENSATION AND BENEFITS

2.01	BASIC COMPENSATION, OTHER BENEFITS AND EXPENSES

(a)           Salary.  Executive shall be paid an annual base salary of $189,650 during the Term (the “Base Salary”), which Base Salary shall be payable in equal periodic installments according to Company’s customary payroll practices, but no less frequently than monthly.  Company may, within its sole discretion, increase the amount of Executive’s Base Salary at any point during the Term, which amount shall become the Base Salary for the purposes of this Employment Agreement.

(b)           Benefits.  (i) Executive shall, during the Term, be permitted to participate in such retirement, life insurance, hospitalization, major medical and fringe and other Executive benefit plans of Company generally maintained for all full-time employees of Company (collectively, the “Benefits”).  Executive’s participation will be on the same terms and under the same conditions as all other employees of Company.

(ii)           BOLI/SERP.  The Company will use commercially reasonable efforts to implement a BOLI policy on the life of the Executive.   The BOLI policy will provide a shared death benefit with a portion of the proceeds going to the Company upon the death of the Executive and a portion being used to fund the Executive’s benefits under the Citizens Bank of Logan Supplemental Executive Retirement Plan (the “SERP”).  The SERP benefit shall include an annual deferred compensation amount to Executive of no less than $25,000.  The BOLI policy and SERP shall have additional terms and conditions as mutually agreed upon by Company and Executive.  Notwithstanding the foregoing, the SERP shall at all times remain an unfunded, unsecured obligation of the Company and neither Executive nor any beneficiary of the Executive shall any legal or equitable ownership in, or lien upon, any BOLI policy.

(iii)          AUTOMOBILE.  Company will provide to Executive a $500.00 per month automobile allowance.  Executive may use this allowance in any manner he deems appropriate but this allowance shall be in lieu of paying Executive any mileage reimbursement for use of his personal vehicle for bank purposes or reimbursing Executive  for any car payments and other automobile related expenses of Executive.

(iv)          RELOCATION BONUS.  Provided that Executive has executed a binding agreement to purchase a residence or build a residence in the Territory no later than two years after the date of this Agreement, Executive shall receive a relocation bonus equal to $33,750 which shall be paid to Executive within five (5) business days of the date that Executive entered into the binding agreement to purchase a residence or build a residence in the Territory.  In the event that Executive has not closed on the purchase of the residence or built the residence in the Territory within 1 year after the date that he was paid the relocation bonus, Executive hereby agrees to repay the relocation bonus to the Bank with interest at an annual interest rate equal to 5%.

2

(v)           DIRECTORSHIP.  The Board of Directors of the Bank and Citizens have elected Executive as a Director of the Bank and Citizens.  Executive will not receive directors’ fees or any other payments in connection with the performance of his duties as a director of either the Bank or Citizens.

(vi)          STOCK.   Executive hereby agrees to purchase a minimum of $25,000 of stock of Citizens within 12 months of the date of this Agreement (the “Purchased Stock”). The Board of Directors of the Company and the Bank will determine whether to permit Mr. Fischer to purchase the Company’s stock through the Bank’s 401(k) plan.  Within five business days of the date that Executive purchases the Purchased Stock, Citizens hereby agrees to grant Executive 1 share of restricted stock for every two shares of Purchased Stock purchased by Executive (the “Restricted Stock”).  One third of the total shares of Restricted Stock shall vest immediately upon the grant date, one third of the total shares of Restricted Stock shall vest on the first anniversary of the grant date and the remaining one-third of the total shares of Restricted Stock shall vest on the second anniversary of the grant date.  Any unvested shares of Restricted Stock shall immediately vest upon a Change of Control of Company (as defined in the Change of Control Agreement between Company and Executive dated as of the same date as this Agreement) or in the event that the Executive is terminated by the Company without Cause (as defined in Section 4.03).

(vii)         MEMBERSHIP.  Company will promptly reimburse Executive for the cost of the annual membership to the Hocking Hills Country Club during the Term.

(viii)        TEMPORARY HOUSING EXPENSES.   Company will promptly pay Executive $2,257 as a one-time reimbursement of taxes owed by Executive for temporary housing payments.

(c)           Expenses.  Unless prohibited by law, Company shall pay on behalf of Executive (or reimburse Executive for) reasonable expenses incurred by Executive at the request of, or on behalf of, Company in the performance of Executive’s duties pursuant to this Employment Agreement, and in accordance with Company’s employment policies regarding expenses.  Executive shall file written expense reports to substantiate such expenses in accordance with Company’s policies.

3

2.02	VACATION, SICK LEAVE AND PAID HOLIDAYS

Executive shall, during the Term, be permitted to take paid vacation, sick leave and paid holidays as are generally made available to exempt employees under Company’s standard policies.

2.03	PERFORMANCE BONUS

In addition to the Base Salary, Executive will be eligible to receive  performance bonuses (“Bonus”), less applicable withholding, as follows:

(a)           A bonus of up to $30,000 may be awarded to Executive in January of 2016 at the discretion of the Board of Directors of the Bank and Citizens based upon performance bonus goals and objectives mutually agreed upon by the Board of Directors and Executive and set forth on Schedule A hereto.

(b)           Beginning in 2016 and continuing during the Term, Executive shall be eligible to receive a performance bonus at an amount not to exceed 25% of his base salary, which will be awarded at the discretion of the Board of Directors of the Bank and Citizens based upon performance bonus goals and objectives mutually agreed upon by the Board of Directors and Executive in January of each applicable year.

3.	COMPANY’S REPRESENTATION

This Agreement has been duly authorized by Company.

4.	TERMINATION

4.01	EVENTS OF TERMINATION

The Term, Executive’s employment, Executive’s Salary and Benefits and any and all other rights of Executive under this Employment Agreement or otherwise as an Executive of the Bank and Citizens shall terminate (except as otherwise provided in this Section 4):

(a)           immediately upon the death of Executive;

(b)           immediately upon written notice from Company to Executive that Company is terminating Executive’s employment because of the Disability of Executive (as defined in Section 4.02);

(c)           immediately upon written notice from Company to Executive that Company is terminating Executive’s employment for Cause (as defined in Section 4.03);

(d)           by Company at any time for any reason and without Cause upon written notice 30 days in advance of the effective date of termination; and/or

4

(e)           by Executive at any time for any reason upon written notice given 30 days in advance of the effective date of termination.

4.02	DEFINITION OF “DISABILITY”

For purposes of this Agreement and because the parties agree that it would be an undue hardship on Company for Executive’s key management position to remain open for such an extended period, Executive shall be deemed to have a “Disability” if, for physical or mental reasons, Executive is unable to perform Executive’s duties with a reasonable accommodation under this Employment Agreement for 270 days during any twelve month period, as determined in accordance with this Section 4.02.  The Disability of Executive shall be determined by Company in consultation with a medical doctor selected by Company.  Executive shall submit to a reasonable number of examinations by the medical doctor making the determination of Disability under this Section 4.02, and Executive hereby agrees to provide a medical release that complies with the Health Insurance Portability and Accountability Act.

4.03	DEFINITION OF “CAUSE”

For purposes of this Agreement, the term “Cause” means: (a) a conviction (treating a nolo contendere plea or a guilty plea as a conviction), indictments, or arrest of Executive  of any felony or of a misdemeanor involving fraud, embezzlement or theft of any nature; (b) a commission of a fraud by Executive against Company or any customer of Company, a misappropriation or embezzlement of Company’s or Company’s customer’s funds or property, or any breach of a fiduciary duty owed to Company; (c) Executive’s failure to substantially perform his duties hereunder; (d) Executive’s failure to adhere to any written Company policy; (e) Executive’s appropriation or attempted appropriation of a material business opportunity of Company; (f) Executive’s breach of any terms and/or covenants contained in this Agreement; (g) Executive’s  engagement in misconduct injurious to Company; or (h) if any of the Bank’s or Citizens regulators request that the Bank or Citizens remove Executive from his duties.

4.04	TERMINATION PAY

Notwithstanding any provision of this Agreement to the contrary, the provisions in this Section 4.04 shall be subject to all applicable regulatory pre-approvals and  Company shall not take any actions under this Section 4.04 prior to obtaining any such required regulatory approvals.  Effective upon the termination of Executive’s employment under this Employment Agreement for any reason including, but not limited to, death, Disability, termination for Cause or Executive’s decision to leave the employment of the Company (and excepting only termination during the Term by the Company without Cause), Company shall be obligated to pay Executive  pursuant to this Employment Agreement only accrued Salary and Benefits through the date such termination is effective (the “Accrued Benefits”); provided, however, that Company may withhold from such Accrued Benefits any and all amounts owed to Company, including but not limited to amounts owed due to salary advances, loans or the unauthorized appropriation of Company property, assets or funds (such reduced amount to be referred to as the “Net Accrued Benefits”).  In the event that the Company terminates Executive during the Term without Cause, Company shall only be obligated to pay Executive the Net Accrued Benefits and Executive’s  Salary as follows:  if Executive is terminated during the Term by Company without Cause on or before December 31, 2016, he will receive as severance three (3) month’s salary net of applicable taxes and paid on the same schedule as if he were still employed by the Company; or if Executive is terminated during the Term by Company without Cause after December 31, 2016, he will receive as severance six (6) month’s salary net of applicable taxes and paid on the same schedule as if he were still employed by the Company.  Provided, however, and notwithstanding anything in this Agreement to the contrary, in the event that the Bank is paying Executive under the terms of the Change of Control Agreement between the Bank and Executive dated as of the same date as this Agreement, then Company shall not have any obligation to pay Executive any further amounts under this Employment Agreement.

5

5.	PROTECTION OF COMPANY’S LEGITIMATE BUSINESS INTERESTS

The covenants by Executive in the attached Appendix I are essential elements of this Employment Agreement, and without Executive’s  agreement to comply with such covenants, Company would not have entered into this Employment Agreement.  Executive’s covenants in Appendix I are independent covenants, and the existence of any claim by Executive against Company under this Employment Agreement or otherwise, shall not excuse Executive’s breach of any covenant in Appendix I.  If Executive’s employment hereunder expires or is terminated, this Employment Agreement shall continue in full force and effect to the extent necessary or appropriate to enforce the covenants and agreements of Executive in Appendix I.  Executive agrees that any claim by Company that he has breached the provisions of Appendix I or this Section 5 may, at Company’s sole option, be submitted to a court.

6.	GENERAL PROVISIONS

6.01	INDEMNIFICATION

Company shall indemnify and hold Executive harmless from and against all claims, investigations, actions, awards and judgments, including reasonable costs and attorneys’ fees, incurred by Executive in connection with acts or decisions made by Executive in good faith in his capacity as either a director or as an officer of Company, so long as Executive reasonably believed that the acts or decisions were in the best interests of Company and pursuant to all of the relevant terms of Company’s governing documents that address indemnification of officers and directors.

6

6.02       REPRESENTATIONS AND WARRANTIES BY EXECUTIVE

Executive represents and warrants to Company that the execution and delivery by Executive of this Employment Agreement does not, and the performance by Executive of Executive’s obligations hereunder shall not: (a) violate any judgment, writ, injunction or order of any court, arbitrator or governmental agency applicable to Executive; or (b) conflict with, result in the breach of any provisions of or the termination of, or constitute a default under, any agreement to which Executive is a party or by which Executive was, is or may be bound.  Executive acknowledges that if he could not provide these representations and warranties, Company would not sign the Employment Agreement.  Executive agrees that if he has breached, or in the future breaches, these representations and warranties, he will indemnify and hold Company harmless from and against all claims, investigations, actions, awards and judgments, including costs and attorneys’ fees, incurred by Company as a result of such breach.

6.03       NOTICE

Any notice required or desired to be given under this Employment Agreement shall be in writing and shall be addressed as follows:

If to Company:	The Citizens Bank of Logan
188 West Main Street
Logan, Ohio 43138
Attention: Chairman, Board of
Directors

With a copy to	Vorys, Sater, Seymour and Pease LLP
52 East Gay Street
Columbus, Ohio 43215
Attention: Michael D. Martz, Esq.

If to Executive :	Daniel Fischer
1002 Gertrude Ave
Logan, Ohio 43138

Notice shall be deemed given on the date it is deposited in the United States mail, first class postage prepaid and addressed in accordance with the foregoing or the date delivered in person, whichever is earlier.  The addresses to which notices are to be sent may be changed by written notice given in accordance with the provisions of this Section 6.03.

6.04        WAIVER

The rights and remedies of the parties to this Employment Agreement are cumulative and not alternative. Neither the failure nor any delay by either party in exercising any right, power or privilege under this Employment Agreement shall operate as a waiver of such right, power or privilege, and no single or partial exercise of any such right, power or privilege shall preclude any other or further exercise of such right, power or privilege or the exercise of any other right, power or privilege.

7

6.05        ASSIGNMENT; DELEGATION OF DUTIES

This Employment Agreement shall inure to the benefit of, and shall be binding upon, the parties hereto and their respective successors, assigns, heirs and legal representatives.  The duties and covenants of Executive under this Employment Agreement, being personal, may not be delegated or assigned by Executive.  Company may assign its obligations hereunder to any individual, entity, corporation or partnership that succeeds to all or a portion of the relevant business or assets of Company.

6.06        ENTIRE AGREEMENT; AMENDMENTS

This Employment Agreement, Appendix I — NON-DISCLOSURE, INTELLECTUAL, PROPERTY PROTECTION, NON-SOLICITATION AND NON-COMPETE AGREEMENT, the Change of Control Agreement between Citizens and Executive dated the same date as this Agreement and any other attached appendices contain the entire agreement between the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, oral or written, between the parties hereto with respect to the subject matter hereof.  This Employment Agreement may not be amended orally, but only by an agreement in writing signed by the parties hereto.  By signing this Agreement, the Executive agrees, without any further consideration, to consent to any amendment necessary to avoid penalties under Section 409A of the Internal Revenue Code.

6.07        GOVERNING LAW

This Employment Agreement shall be governed by and construed in accordance with the laws of the State of Ohio without regard to conflicts of laws principles.

6.08        JURISDICTION

Any action or proceeding seeking to enforce any provision of, or based on any right arising out of, this Employment Agreement may be heard before a jury, a court or submitted to arbitration, but any of these proceedings must be conducted in Logan, Ohio.

6.09        SECTION HEADINGS, CONSTRUCTION

The headings of Sections in this Employment Agreement are provided for convenience only and shall not affect its construction or interpretation.  All references to “Section” or “Sections” refer to the corresponding Section or Sections of this Employment Agreement, unless otherwise specified.  All words used in this Employment Agreement shall be construed to be of such gender or number as the circumstances require.  Unless otherwise expressly provided, the word “including” does not limit the preceding words or terms.

8

6.10        SEVERABILITY

If any provision of this Employment Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Employment Agreement shall remain in full force and effect.  Any provision of this Employment Agreement held invalid or unenforceable only in part or degree shall remain in full force and effect to the extent not held invalid or unenforceable.

6.11        WITHHOLDING TAXES

Company may withhold from any amounts payable under this Employment Agreement such federal, state and local taxes as may be required to be withheld pursuant to applicable law or regulation.

6.12        COUNTERPARTS

This Employment Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original copy of this Employment Agreement and all of which, when taken together, shall be deemed to constitute one and the same agreement.

6.13        ATTORNEY FEES

In connection with any litigation, including appellate proceedings, arising out of or under this Agreement, the prevailing party shall be entitled to recover reasonable attorneys’ fees and costs from the losing party.

6.14        SURVIVABILITY

The parties’ rights and obligations under Section 5 (Protection of Company’s Legitimate Business Interest), Section 6.01 (Indemnification), Executive’s  Indemnification obligations contained in Section 6.02 (Representations and warranties by Executive ), Section 6.04 (Waiver), Section 6.07 (Governing Law), Section 6.08 (Jurisdiction), Section 6.10 (Severability), Section 6.13 (Attorney Fees), and Appendix I survive termination of this Employment Agreement.

[signature page follows]

9

IN WITNESS WHEREOF, the parties have executed and delivered this Employment Agreement as of the date first above written.

Date: 10/27/2015	THE CITIZENS BANK OF LOGAN

By	/s/ Donald P. Wood
Name:	Donald P. Wood
Title:	Chairman of the Board

Date: 10/27/2015	CITIZENS INDEPENDENT BANCORP,
INC.

By	/s/ Donald P. Wood
Name:	Donald P. Wood
Title:	Chairman of the Board

Date: 10/27/2015	EXECUTIVE

/s/ Daniel Charles Fischer
Print Name: Daniel Charles Fischer

10

APPENDIX I

NON-DISCLOSURE, INTELLECTUAL PROPERTY PROTECTION
NON-SOLICITATION AND NON-COMPETE AGREEMENT

This Non-Disclosure, Intellectual Property Protection, Non-Solicitation and Non-Compete Agreement (this “Non-Compete Agreement”) is entered into together with the Employment Agreement by and among The Citizens Bank of Logan (the “Bank”), Citizens Independent Bancorp, Inc. (“Citizens”) (the Bank and Citizens shall be collectively referred to herein as “Company”) and Daniel Charles Fischer (“Executive”).

Company and Executive agree as follows:

1.           Term. The term of this Non-Compete Agreement shall continue for the term of the Employment Agreement (the “Term”) and for the “Post-Employment Restricted Period (as defined below).

2.           Definitions of Protectable Information.

a:         “Intellectual Property” means all rights, title, and interests of every kind and nature whatsoever, whether now known or unknown, in and to any intellectual property, including without limitation any customer lists, deposit information, loan information, ideas, inventions (whether or not patentable), designs, improvements, discoveries, innovations, patents, trademarks, service marks, trade dress, trade names, trade secrets, works of authorship, copyrights, films, audio and video tapes, other audio and visual works of any kind, scripts, sketches, models, formulas, tests, analyses, software, firmware, computer processes, computer and other applications, creations, properties, and any documentation or other memorialization containing or relating to the foregoing, in each case discovered, invented, created, written, developed, taped, filmed, furnished, produced, or disclosed by or to Executive  in the course of rendering services to the Company.

b:         “Confidential Information” means any and all knowledge and information relating to the business and affairs (including, but not limited to, the products, processes and/or services) of Company, its parents, subsidiaries and affiliated entities (collectively referred to as “Group” or individually as “Group Member”), that is or is intended by any of them to be of a confidential nature, including, but not limited to, any and all knowledge and information relating to products, research, development, inventions, manufacture, purchasing, accounting, finances, costs, profit margins, marketing, merchandising, selling, customer lists, customer requirements, salary and personnel, pricing, pricing methods, computer programs and software, databases and data processing and any and all other such knowledge, information and materials conceived, designed, created, used or developed by or relating to the Group (or any Group Member).  However, Confidential Information does not include any information that may be in the public domain or come into the public domain not as a result of a breach by Executive  of any of the terms or provisions of this Non-Compete Agreement.

1

3.          Executive  Acknowledgements.

a:         The Executive acknowledges that: (a) during the Term and as a part of Executive’s employment, Executive  shall be afforded access to Confidential Information and Intellectual Property; (b) public disclosure or utilization of such Confidential Information or Intellectual Property could have an adverse effect on the Group and their businesses; and (c) the non-disclosure provisions of this Non-Compete Agreement are reasonable and necessary to prevent the improper use or disclosure of Confidential Information or Intellectual Property.

b:         The Executive acknowledges that: (a) the Group’s businesses operate in the following Ohio counties:  Fairfield, Hocking and Athens (the “Territory”); (b) the Group competes with other businesses that are or could be located in any part of the Territory; (c) the Company provides resources and training to Executive on its products and processes that is available only to Executive s and cannot be acquired outside of the Company; and (d) the non-compete and non-solicitation provisions of this Non-Compete Agreement are reasonable and necessary to protect the Group’s goodwill with their customer base, their investment in their employees and their interests in their Intellectual Property and Confidential Information.

4.          Obligations Regarding Intellectual Property.

a:         Executive hereby acknowledges and agrees that all copyrightable works included in the definition of Intellectual Property shall be “works made for hire” within the meaning of the Copyright Act of 1976, as amended (17 U.S.C. §101) (the “Act”), and that Company is to be the “author” within the meaning of the Act.  Executive  acknowledges and agrees that all Intellectual Property is the sole and exclusive property of the Company for any and all purposes whatsoever, and Executive and Executive’s successors and assigns shall have no right, title or interest of any kind or nature therein or thereto, or in or to any results and proceeds therefrom.  The Company shall have all rights, title and interest in such Intellectual Property, whether such Intellectual Property is conceived by Executive alone or with others and whether conceived during regular working hours or other hours.

2

b:         In the event that title to any or all of the Company’s Intellectual Property does not or may not, by operation of law, vest in Company, Executive hereby assigns to Company, all of Executive’s rights, title and interests in all Intellectual Property and all copies relating to such Intellectual Property, in whatever medium fixed or embodied, and in all writings relating thereto in Executive’s possession or control.  Executive  hereby expressly waives hereby any rights in any Intellectual Property or any such work made for hire.

c:         Executive agrees not to file any patent, copyright or trademark applications relating to any Intellectual Property.  Executive  agrees to assist Company whether before or after the termination of employment, in perfecting, registering, maintaining, and enforcing, in any jurisdiction, Company’s rights in its Intellectual Property by performing promptly all acts and executing all documents deemed necessary or convenient by Company.

d:         If Company is unable, after duly reasonable effort, to secure Executive’s  signature on any such documents, Executive hereby irrevocably designates and appoints Company and its duly authorized officers and agents as Executive’s agent and attorney-in-fact, to do all lawfully permitted acts (including but not limited to the execution, verification and filing of applicable documents) with the same legal force and effect as if performed by Executive.

5.          Obligations Regarding Confidential Information.

a.           During the Term and thereafter, Executive agrees that Executive will not: (a) use or permit the use of any Confidential Information, however acquired, except as necessary within the scope of employment with the Company to perform Executive’s duties; (b) duplicate or replicate or cause or permit others to duplicate or replicate any document or other material in any medium embodying any Confidential Information, except as necessary in connection with Executive’s employment with the Company; or (c) disclose or permit the disclosure of any Confidential Information to any person outside the Company, without the prior written consent of the Board of Directors of the Company.

b.           Executive acknowledges that the Group and each Group Member owns all rights, title and interest in and to the Confidential Information.  Executive acquires hereunder no rights, title or interest in any Confidential Information.

3

c.           Executive agrees that Executive shall not remove from the Company’s premises (except to the extent such removal is for purposes of the performance of the Executive’s duties at home or while traveling, or except as otherwise specifically authorized by the Company), any Confidential Information or Company property (e.g., computers, cell phones, memoranda, office supplies, software, etc.).  Upon termination of Executive’s employment pursuant to Section 3 of the Employment Agreement, or upon the request of the Group (or any Group Member) during the Term, Executive shall return to the Company all of the Confidential Information and Company property in the Executive’s possession or subject to the Executive’s control, and the Executive shall not retain any copies of such items.  Upon request, Executive will execute a sworn statement attesting that Executive has complied with all of the terms of this provision.

6.          No Outstanding Obligations.  Executive hereby represents and warrants that: (a) Executive’s employment by Company and his performance of the terms of this Non-Compete Agreement will not breach any confidentiality or other agreement that Executive  entered into with former employers or other entities, and (b) Executive is not bound by any agreement, either oral or written, that conflicts with this Non-Compete Agreement.

7.          Covenant Not to Compete.  Executive hereby agrees that, during the term of the Employment Agreement and for a period of one (1) year following the termination of Executive’s  employment with the Company (the “Post-Employment Restricted Period”), Executive  shall not engage or invest in, own, manage, operate, finance, control or participate in the ownership, management, operation, financing or control of, be employed by, lend the Executive’s name to, lend the Executive’s credit to or render services or advice to any business operating with the Territory and which competes with the business being then being conducted by the Group (or any Group member) or that had been conducted by the Group (or any Group member) within the prior twelve (12) months; provided, however, that Executive may purchase or otherwise acquire up to three percent of any class of securities of any enterprise if such securities are listed on any national or regional securities exchange or have been registered under Section 12(g) of the Securities Exchange Act of 1934, as amended.  This Section 7 shall be of no further force and effect if the Executive is terminated by the Company without Cause.

8.          Non-Solicitation.  Executive agrees that, during the Term and for the Post-Employment Restricted Period, Executive shall not, directly or indirectly, solicit any business of the same or similar type being carried on by the Group (or any Group Member) during Executive’s employment with Company from any person or entity that was a customer of the Group (or any Group Member) during Executive’s employment with Company, where Executive  either had personal contact with such person or entity during and by reason of the Executive’s employment with Company or supervised the individual(s) who had responsibility for maintaining the customer’s relationship with Company.

4

9.          No Raiding.  Executive agrees that, during the Term and for the Post-Employment Restricted Period, Executive  shall not, directly or indirectly, solicit, recruit, employ or otherwise engage as an employee, independent contractor or advisor or attempt to solicit, recruit, employ or otherwise engage as an employee, independent contractor or advisor, any person who is or was an employee or independent contractor of the Group (or any Group Member) at any time during Executive’s last twenty-four (24) months of employment with the Company, or in any manner induce or attempt to induce any person who is or was an employee or independent contractor of the Group (or any Group Member) during Executive’s last twenty-four (24) months of employment with the Company to terminate his or his relationship with the Group (or any Group Member).

10.         Non-Disparagement.  Executive hereby agrees that Executive will not directly or indirectly disparage the Company or disseminate, or cause or permit others to disseminate negative statements regarding Company or any other Executive, officer, director or agent of Company.  Company hereby agrees that Company will not directly or indirectly disparage the Executive or disseminate, or cause or permit others to disseminate negative statements regarding Executive.  Notwithstanding the foregoing, neither Executive nor Company is hereby barred or restricted from exercising any right of speech or expression protected by applicable federal, state or local law.

11.         Entire Agreement.  Subject to the terms and conditions set forth in the Employment Agreement, this Non-Compete Agreement constitutes the entire understanding of the parties with respect to the subject matter hereof and supersedes any understanding between the parties with respect thereto.  No provision of this Non-Compete Agreement may be changed or modified, nor may this Non-Compete Agreement be discharged in part or in whole, except in writing, executed by both parties.

12.         Remedies.  Executive acknowledges and agrees that Company would be irreparably injured by Executive’s breach of this Non-Compete Agreement and that monetary remedies would be inadequate to protect against any actual or threatened breach of this Non-Compete Agreement.  Without prejudice to any other rights and remedies otherwise available to Company, Executive agrees to the granting of equitable relief, including injunctive relief and specific performance, in favor of Company without proof of actual damages to remedy or prevent any such breach.  Further, Executive understands and agrees that Executive’s material breach of this Non-Compete Agreement provides the Company with the right to recover its costs and fees, including attorneys’ fees, incurred as a result of Executive’s breach of this Non-Compete Agreement.

13.         Governing Law.  This Non-Compete Agreement shall be governed by and construed under the laws of the State of Ohio, without regard to the choice of law provisions thereof.  If the Non-Compete Agreement is held unenforceable to any extent in any jurisdiction, such holding will not impair the enforceability of the Non-Compete Agreement in any other jurisdiction.

14.         Post-Employment Obligations.  The obligations contained in this Non-Compete Agreement shall survive and continue in full force and effect regardless of the termination or expiration of the Employment Agreement, and shall be fully enforceable thereafter.

5

15.         Assignment.  Company shall have the right to assign its rights and obligations under this Non-Compete Agreement to any individual, entity, corporation or partnership that succeeds to all or a portion of the relevant business or assets of the Company.  This Non-Compete Agreement is personal to Executive, and Executive may not assign his rights and obligations under this Non-Compete Agreement to any third-party.

16.         Severability.  The invalidity or unenforceability of any provision herein shall not affect the validity or enforceability of any other provision herein.  If a court of competent jurisdiction determines that any portion of this Non-Compete Agreement is in violation of any statute or public policy, only the portions of this Non-Compete Agreement that violate such statute or public policy shall be stricken, and all other portions of this Non-Compete Agreement that do not violate any statute or public policy shall continue in full force and effect.  Further, if any one or more of the provisions contained in this Non-Compete Agreement is determined by a court of competent jurisdiction to be excessively broad as to duration, scope, activity or subject, or is unreasonable or unenforceable under applicable laws, such provisions will be construed by limiting, reducing, modifying or amending them so as to be enforceable to the maximum extent permitted by law.  If the Non-Compete Agreement is held unenforceable in any jurisdiction, such holding will not impair the enforceability of the Non-Compete Agreement in any other jurisdiction.

17.         Miscellaneous.  Nothing in this Non-Compete Agreement shall be construed to alter the conditions under which the Employment Agreement may be terminated or to modify the Term of the Employment Agreement as defined therein.  This Non-Compete Agreement shall be deemed to have been drafted jointly by both parties hereto.

IN WITNESS WHEREOF, Company has caused this Non-Compete Agreement to be executed by its duly authorized officer, and the Executive has signed this Non-Compete Agreement, as of the date first above written.

[signature page follows]

6

Date: 10/29/2015	THE CITIZENS BANK OF LOGAN

By	/s/ Donald P. Wood
Name:	Donald P. Wood
Title:	Chairman of the Board

Date: 10/29/2015	CITIZENS INDEPENDENT BANCORP, INC.

By	/s/ Donald P. Wood
Name:	Donald P. Wood
Title:	Chairman of the Board

Date: 10/27/2015	EXECUTIVE

/s/ Daniel C. Fischer
Print Name: Daniel C. Fischer

7